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                                                                     Exhibit 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      of

                          SPECIAL METALS CORPORATION

                  Special Metals Corporation, a corporation duly incorporated under the laws of the State of Delaware, hereby certifies as follows:

                  FIRST: The name of the corporation is Special Metals Corporation (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on 25th day of August, 1983, under the name Cyprus Superalloys Corporation.

                  SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the "General Corporation Law").

                  THIRD: This Amended and Restated Certificate of
Incorporation restates, integrates and amends the original
Certificate of Incorporation of the Corporation as follows:

                  1.        Name.  The name of the corporation is
Special Metals Corporation (the "Corporation").

                  2. Address; Registered Office and Agent. The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, Wilmington,


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                                                                             2

New Castle County. The name of its registered agent at such address is Corporation Trust Company.

                  3. Purpose. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law.

                  4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is 45,000,000, divided as follows: 10,000,000 shares of Preferred Stock, of the par value of $0.01 per share (the
"Preferred Stock") and 35,000,000 shares of Common Stock, of the par value of $0.01 per share (the "Common Stock").

                  5.       Designation of Classes; Relative Rights, Etc.

The designation, relative rights, preferences and limitations of the shares of each class are as follows:

                           5.1      Preferred Stock.  The shares of
Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences and rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time



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                                                                             3

adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting rights or powers, full or limited, or may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corpora tion at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any addi tional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase,



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                                                                             4

redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this Section 5.1, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in
Section 151(a) of the General Corporation Law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may



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be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                           5.2      Common Stock.  Subject to the provisions
of any applicable law or of the By-laws of the Corporation, as from time to time amended (the "By-laws"), with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board



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of Directors. In the event of any liquidation, dissolution or winding up of the
Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                           5.3      Subject to the provisions of this
Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                  6. Compromise, Arrangement or Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of



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Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General




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Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. If the General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the per sonal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing para graph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  8.       Indemnification.

                           8.1      Indemnity Undertaking.  To the extent
not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or



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responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

                           8.2      Advancement of Expenses.  The
Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is



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no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

                           8.3      Rights Not Exclusive.  The rights to
indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                           8.4      Continuation of Benefits.  The rights to
indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                           8.5      Insurance.  The Corporation shall have
power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such



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person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Section 8, the By-laws or under Section 145 of the General Corporation Law or any other provision of law.


                           8.6      Binding Effect.  The provisions of this
Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be, and shall be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                           8.7      Procedural Rights.  The rights to
indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the



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failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                           8.8      Service Deemed at Corporation's Request.
Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

                  8.9 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to



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this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  9. Directors. This Section is inserted for the management of the business and for the conduct of the affairs of the Corporation and it is expressly provided that it is intended to be in furtherance of and not in limitation or exclusion of the powers conferred by applicable law.

                           9.1      Number, Election, and Terms of Office of
Board of Directors. The business of the Corporation shall be managed by a Board of Directors consisting of not less than three or more than 15 members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the entire Board



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of Directors then in office, whether or not present at a meeting. Directors need not be stockholders of the Corporation. The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1997, the term of office of the second class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1998 and the term of office of the third class to expire at the annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1999. At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                           9.2      Tenure.  Notwithstanding any provisions
to the contrary contained herein, (i) each director shall hold office until his or successor is elected and qualified, or until the earlier of such director's death, resignation or removal and (ii) the term of any director who is also an officer of SMC shall terminate if he or she ceases to be an officer of SMC.



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                           9.3      Newly Created Directorships and
Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office although less than a quorum, or by a sole remaining director and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. When any director shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective.

                           9.4      Removal of Directors.  Any one or more
or all of the directors may be removed, at any time, but only for cause by the stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

                  10. Action by Stockholders. Notwithstanding the provisions of Section 228 of the General Corporation Law (or any successor statute), any action required or permitted by



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the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation may be taken only at such an annual or special meeting of stockholders and cannot be taken by written consent without a meeting. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws.

                  11. Special Meetings of Stockholders. Special meetings of stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation.
Special meetings shall be held at such place or places

within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting or in the waiver of notice thereof.

                  12. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time adopt, amend or repeal the By-laws; provided, however, that any By-laws adopted or amended by the Board of Directors may be amended or repealed, and any By-laws may be adopted, by a vote of the stockholders having at least a majority in voting power



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of the then issued and outstanding shares of capital stock
of the Corporation.

                  IN WITNESS WHEREOF, the undersigned has executed
this Restated Certification of Incorporation this     day of

               , 1997.
--------------

                                                     Special Metals Corporation

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

Attest:

By:
   -----------------------------
   Name:
   Title: